Tidal Trust II 485APOS

Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated April 7, 2023, relating to the special purpose schedule of investments and related notes of the separately managed account advised by Days Global Advisors as of January 31, 2023 to be acquired by DGA Absolute Return ETF, a series of Tidal Trust II, and to the references to our firm in the Prospectus and Statement of Additional Information.

COHEN & COMPANY, LTD.

Philadelphia, PA

April 21, 2023